Exhibit 11.1

September 10, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in the Offering Circular filed under Regulation A Tier 2 on Form 1-A of RideBay Technologies, Inc., of our report dated August 16, 2021 on our audit of the Balance sheet of RideBay Technologies, Inc. as of July 31, 2021, and the related statements of operations, stockholders' deficit and cash flows from June 11, 2021 (Inception) through July 31, 2021.

/s/Victor Mokuolu, CPA PLLC

Houston, Texas

September 10, 2021